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                                                                    EXHIBIT 99.2

                                    CONSENT
                                       OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION


April 7, 2000


Board of Directors
U.S. Trust Corporation
114 West 47th Street
New York, NY 10036

Members of the Board:


     We hereby consent to the inclusion of our opinion letter, dated January 12, 2000, to the Board of Directors of U.S. Trust Corporation (the "Company") as Annex C to the proxy statement/prospectus which forms a part of the Registration Statement of The Charles Schwab Corporation ("Schwab") on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company, Patriot Merger Corporation, a wholly-owned subsidiary of Schwab, and Schwab and references made to such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                          CREDIT SUISSE FIRST BOSTON CORPORATION

                                          By:       /s/ MICHAEL E. MARTIN
                                             -----------------------------------
                                              Michael E. Martin
                                              Managing Director